CAPITAL MARKETS ASSURANCE CORPORATION
                                 AND SUBSIDIARY







                        CONSOLIDATED FINANCIAL STATEMENTS

                   AS OF MARCH 31, 1998 AND DECEMBER 31, 1997

                AND FOR THE PERIODS ENDED MARCH 31, 1998 AND 1997

                      CAPITAL MARKETS ASSURANCE CORPORATION
                                 AND SUBSIDIARY




                                    I N D E X
                                    ---------


                                                                       PAGE
                                                                      ------
Consolidated Balance Sheets -
    March 31, 1998 (Unaudited) and December 31, 1997 (Audited)           3

Consolidated Statements of Income -
    Three months ended March 31, 1998 and 1997 (Unaudited)               4

Consolidated Statement of Changes in Shareholder's Equity -
    Three months ended March 31, 1998 (Unaudited)                        5

Consolidated Statements of Cash Flows -
    Three months ended March 31, 1998 and 1997 (Unaudited)               6

Notes to Consolidated Financial Statements (Unaudited)                   7

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                 (Dollars in thousands except per share amounts)



                                                              March 31, 1998        December 31, 1997
                                                             ---------------        -----------------
                                                               (Unaudited)              (Audited)
                     Assets
Investments:
   Fixed-maturity securities held as available-for-sale
      at fair value (amortized cost $333,206 and $319,451)          $340,246              $327,148
   Short-term investments, at amortized cost
      (which approximates fair value)                                  7,082                42,014
   Other investments                                                   4,250                 4,250
                                                             ----------------      ----------------
        Total investments                                            351,578               373,412

Cash and cash equivalents                                                421                   899
Accrued investment income                                              4,318                 4,759
Deferred acquisition costs                                            55,546                54,935
Prepaid reinsurance premiums                                          37,050                36,615
Premium receivable                                                     8,994                 7,245
Other assets                                                          35,601                 6,222
                                                             ----------------      ----------------
        Total assets                                                $493,508              $484,087
                                                             ================      ================

               Liabilities and Shareholder's Equity
Liabilities:
   Deferred premium revenue                                        $ 105,252             $ 106,356
   Loss and loss adjustment expense reserves                          25,186                24,189
   Ceded reinsurance                                                   5,737                11,754
   Deferred income taxes                                              14,870                16,416
   Current income taxes                                                7,045                 2,544
   Other liabilities                                                   6,674                 5,176
                                                             ----------------      ----------------
        Total liabilities                                            164,764               166,435
                                                             ----------------      ----------------

Shareholder's Equity:
   Common stock, par value $1.00 per share; authorized,
      issued and outstanding - 15,000,000 shares                      15,000                15,000
   Additional paid-in capital                                        208,475               208,475
   Retained earnings                                                 101,441                89,696
   Accumulated other comprehensive income, net
      of deferred income tax provision
      of $2,398 and $2,672                                             3,828                 4,481
                                                             ----------------      ----------------
        Total shareholder's equity                                   328,744               317,652
                                                             ----------------      ----------------

        Total liabilities and shareholder's equity                  $493,508              $484,087
                                                             ================      ================

                 The accompanying notes are an integral part of the consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                             (Dollars in thousands)


                                                           Three Months Ended
                                                                March 31
                                                --------------------------------------
                                                     1998                   1997
                                                ---------------         --------------
Revenues:
     Gross premiums written                          $  19,983              $  16,715
     Ceded premiums                                     (6,784)                (4,349)
                                                ---------------         --------------
         Net premiums written                           13,199                 12,366
     Decrease (increase)
       in deferred premium revenue                       1,544                   (363)
                                                ---------------         --------------
         Premiums earned (net of ceded
             premiums of $6,349 and $4,135)             14,743                 12,003
     Net investment income                               5,411                  4,702
     Net realized gains                                    ---                  2,043
     Advisory fees                                       2,166                    ---
     Other                                                  58                     43
                                                ---------------         --------------
         Total revenues                                 22,378                 18,791
                                                ---------------         --------------


Expenses:
     Losses and loss adjustment                          1,022                  1,543
     Policy acquisition costs, net                       1,445                  2,581
     Operating                                           4,937                  4,671
                                                ---------------         --------------
         Total expenses                                  7,404                  8,795
                                                ---------------         --------------

Income before income taxes                              14,974                  9,996

Provision for income taxes                               3,229                  2,792
                                                ---------------         --------------

Net income                                           $  11,745               $  7,204
                                                ===============         ==============

                 The accompanying notes are an integral part of the consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)

                    For the three months ended March 31, 1998

                                 (In thousands)

                                                                                         Accumulated
                                           Common Stock        Additional                  Other           Total
                                       ---------------------    Paid-in     Retained    Comprehensive   Shareholder's
                                          Shares      Amount    Capital     Earnings       Income         Equity
                                        --------     -------   ---------    ---------   -------------   -------------
Balance, January 1, 1998                  15,000     $15,000   $208,475      $ 89,696        $4,481       $317,652

Comprehensive income:
     Net income                              ---         ---        ---        11,745           ---         11,745
     Other comprehensive income:
       Change in unrealized
         appreciation of investments
         net of change in deferred
         income taxes of $274                ---         ---        ---           ---         (311)           (311)
       Change in foreign
         currency translation                ---         ---        ---           ---         (342)           (342)
                                                                                                        ----------
           Other comprehensive income                                                                         (653)
                                                                                                        ----------
Comprehensive income                                                                                        11,092
                                        --------     -------   --------     ---------   -----------     ----------
Balance, March 31, 1998                   15,000     $15,000   $208,475      $101,441        $3,828      $ 328,744
                                        ========     =======   ========     =========   ===========     ==========

Disclosure of reclassification amount:
   Unrealized depreciation of
     investments arising
     during the period                       $(311)

   Reclassification of adjustment,
     net of taxes                              ---
                                        ----------
   Net unrealized depreciation,
     net of taxes                            $(311)
                                        ==========

         The accompanying notes are an integral part of the consolidated financial statements.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)



                                                                          Three Months Ended
                                                                               March 31
                                                                    -----------------------------
                                                                        1998            1997
                                                                    -------------- --------------
Cash flows from operating activities:
     Net income                                                          $ 11,745       $  7,204
     Adjustments to reconcile net income to net
         cash provided by operating activities:
         Decrease in accrued investment income                                441            737
         Increase in deferred acquisition costs                              (611)        (3,062)
         Increase in prepaid reinsurance premiums                            (435)          (214)
         (Decrease) increase in deferred premium revenue                   (1,099)           576
         Increase in loss and loss adjustment expense reserves                997          1,543
         Net realized gains on sale of investments                            ---         (2,043)
         Deferred income tax (benefit) provision                           (1,272)           919
         Other, net                                                       (31,077)         4,248
                                                                    -------------  -------------
         Total adjustments to net income                                  (33,056)         2,704
                                                                    -------------  -------------

         Net cash (used) provided by operating activities                 (21,311)         9,908
                                                                    -------------  -------------

Cash flows from investing activities:
     Purchase of investments                                              (21,335)       (74,308)
     Proceeds from sales of investments                                       ---         58,658
     Proceeds from maturities of investments                               42,168         14,770
                                                                    -------------  -------------

         Net cash provided by (used in) investing activities               20,833           (880)
                                                                    -------------  -------------

Net (decrease) increase in cash and cash equivalents                         (478)         9,028
Cash and cash equivalents - beginning of period                               899            371
                                                                    -------------  -------------

Cash and cash equivalents - end of period                               $     421      $   9,399
                                                                    =============  =============

Supplemental cash flow disclosures:
     Income taxes paid                                                  $       0      $   1,250


                 The accompanying notes are an integral part of the consolidated financial statements.

                      CAPITAL MARKETS ASSURANCE CORPORATION
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION
-------------------------
The accompanying consolidated financial statements are unaudited and include the accounts of Capital Markets Assurance Corporation and its Subsidiary (the "company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the company's consolidated financial statements and notes thereto for the year ended December 31, 1997. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the company's financial position and results of operations. The results of operations for the three months ended March 31, 1998 may not be indicative of the results that may be expected for the year ending December 31, 1998. The December 31, 1997 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

2.  DIVIDENDS DECLARED
----------------------
No dividends were declared by the company during the three months ended March 31, 1998.

3.  COMPREHENSIVE INCOME
------------------------
As of January 1, 1998, the company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the company's net income or shareholder's equity. The company's comprehensive income consists of unrealized gains or losses on available-for-sale securities and foreign currency translation adjustments, which are presented net of deferred taxes. Prior to adoption these accounts were reported separately in shareholder's equity.

4.  SUBSEQUENT EVENT
--------------------
On February 17, 1998 MBIA Inc. and CapMAC Holdings Inc. (CapMAC) consummated a merger. Under the terms of the merger, CapMAC shareholders received 0.4675 of a share of MBIA Inc. common stock for each CapMAC share, for a total of 8,102,255 newly issued shares of MBIA Inc. common stock, the value of which is $536 million. Subsequent to March 31, 1998, MBIA Inc. made a capital contribution to MBIA Insurance Corporation of Capital Markets Assurance Corporation, a wholly owned financial guarantee insurance subsidiary of CapMAC.